UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 13, 2012

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code        (614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 13, 2012, Navidea Biopharmaceuticals, Inc. (the “Company”) agreed to amend the terms of the Series X Warrant to purchase 8,333,333 shares (the “Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), issued by the Company to Platinum-Montaur Life Sciences, LLC (“Montaur”) on April 16, 2008, which Series X Warrant was amended and restated on or about July 24, 2009, and then replaced on or about July 2, 2012, to reflect a change in the Company's name (as so amended and replaced the “Series X Warrant”). The Amendment to the Series X Warrant (the “Amendment”) provides for the expiration on December 31, 2013, of the term during which Montaur has the right subscribe for and purchase the Shares, as opposed to April 16, 2013, as set forth in the original Series X Warrant.

Additionally, and also effective December 13, 2012, the Company, Montaur, and Platinum Partners Value Arbitrage Fund, L.P. (“Platinum”) entered into a waiver agreement (the “Waiver”) pursuant to which Montaur and Platinum, as the sole holders of the Company’s Series B Convertible Preferred Stock (“Series B Stock”), and the Company, agreed to irrevocably waive the operation of the provisions set forth in Section 9(a) of the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Convertible Preferred Stock (the “Certificate”) which provide that all outstanding shares of Series B Stock shall automatically convert into shares of Common Stock on December 31, 2012. The Waiver will remain in effect until December 31, 2013, upon which date all outstanding shares of Series B Stock will automatically convert into Common Stock pursuant to the terms of the Certificate.

The foregoing descriptions of the Amendment and the Waiver are qualified in their entirety by reference to the full text of the Amendment and the Waiver, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Item 8.01.   Other Events.

On December 18, 2012, the Company issued a press release announcing that it has submitted a Marketing Authorization Application (“MAA”) for its investigational radiopharmaceutical Lymphoseek® (technetium Tc 99m tilmanocept) injection, a novel intraoperative lymphatic mapping (“ILM”) agent, to the European Medicines Agency. The Company is seeking marketing approval for Lymphoseek in the European Union for use in ILM, a surgical oncology procedure in which lymph nodes draining the area around a tumor are identified and biopsied to determine if cancer has spread to the lymph nodes. The Lymphoseek MAA has proposed the use of the agent in general lymphatic mapping not restricted to any particular solid tumor type.

A copy of the complete text of the Company’s December 18, 2012, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment to Series X Warrant, dated December 13, 2012, by and between Navidea Biopharmaceuticals, Inc. and Platinum Montaur Life Sciences, LLC.

10.2	Wavier of Automatic Conversion of Series B Convertible Preferred Stock, dated December 13, 2012, by and among Navidea Biopharmaceuticals, Inc., Platinum Montaur Life Sciences, LLC, and Platinum Partners Value Arbitrage Fund, L.P.

99.1	Navidea Biopharmaceuticals, Inc. press release, dated December 18, 2012, entitled “Navidea Biopharmaceuticals Submits Lymphoseek Marketing Authorization Application to European Medicines Agency.”

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Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: December 18, 2012	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

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